UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2012

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.04    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

    On August 16, 2012, General Communication, Inc. (the “Company”) received a notice from the Plan Administrator for the GCI 401(k) Plan (the “Plan”) of a blackout period (the “Blackout Period”) with respect to the Plan pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended.  The Blackout Period is required because the Plan is changing its administrator from Prudential Retirement Insurance and Annuity Company to Fidelity Workplace Services LLC.  During the Blackout Period, participants in the Plan will be unable to change their contribution rates, request withdrawals or distributions, request new loans, change investment selections or otherwise perform account transactions under the Plan, including with respect to Class A and Class B common stock of the Company, which is an investment option under the Plan.  The Blackout Period will begin on September 18, 2012, and is expected to end during the week of October 7, 2012.  Interested parties may obtain, without charge, information regarding the Blackout Period by contacting Lynda Tarbath, 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503, (907) 868-5638.

    Under Regulation BTR, transactions by Company directors and executive officers in Company securities will be restricted during the Blackout Period.  A notice to this effect was provided to the Company’s directors and executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: September 14, 2012

	By	/s/ John M. Lowber
Name: John M. Lowber
Title: Senior Vice President,
Chief Financial Officer,
Secretary and Treasurer
(Principal Financial Officer)